EXHIBIT 21.2

Ashford Hospitality Prime, Inc.
Special Purpose Entities Listing as of December 31, 2017

Ashford Philadelphia Annex GP LLC
Ashford Philadelphia Annex LP
Ashford Plano-M LP
Ashford San Francisco II LP
Ashford Seattle Waterfront LP
Ashford Tampa International Hotel Partnership, LP
CHH Capital Hotel Partners LP
CHH Torrey Pines Hotel Partners LP
Ashford Sapphire VII GP LLC
Ashford TRS Philadelphia Annex LLC
Ashford TRS Sapphire VII LLC
CHH Capital Tenant Corp.
CHH Torrey Pines Tenant Corp.
CHH Capital Hotel GP LLC
CHH Torrey Pines Hotel GP LLC
Ashford Chicago LP
Ashford Chicago GP LLC
Ashford TRS Chicago II LLC
Ashford Pier House LP
Ashford Pier House GP LLC
Ashford TRS Pier House LLC
Ashford Pier House Mezz B LLC
Ashford Pier House Mezz A LLC
Ashford TRS Pier House Mezz B LLC
Ashford TRS Pier House Mezz A LLC
Ashford Yountville LP
Ashford Yountville GP LLC
Ashford TRS Yountville LLC
Ashford Thomas LLC
RC Hotels (Virgin Islands), Inc.
Ashford SF GP LLC
Ashford TRS SF LLC
Ashford BC LP
Ashford BC GP LLC
Ashford TRS BC LLC
Ashford Yountville Holding Company LLC
Ashford Yountville II GP LLC
Ashford Yountville II LP
Ashford TRS Yountville Holding Company LLC
Ashford TRS Yountville II LLC
Ashford Yountville 1031 LLC